Exhibit 21

SUBSIDIARIES OF CARNIVAL CORPORATION AND CARNIVAL PLC

The following is a list of all of our subsidiaries, their jurisdiction of incorporation and the names under which they do business.

Name of Subsidiary	Jurisdiction of Incorporation or Organization
1972 Productions, Inc.	Florida
A.J. Juneau Dock, LLC	Alaska
AIDA Kundencenter GmbH	Germany
Air-Sea Holiday GmbH	Switzerland
Alaska Hotel Properties LLC	Delaware
Amber Cove Cruise Terminal S.A.S.	Dominican Republic
Barcelona Cruise Terminal SLU	Spain
Bay Island Cruise Port, S.A.	Honduras
Belize Cruise Terminal Limited	Belize
Carnival (UK) Limited	United Kingdom
Carnival Bahamas FC Limited	Bahamas
Carnival Bahamas Holdings Limited	Bahamas
Carnival Corporation Hong Kong Limited	Hong Kong
Carnival Corporation Korea Ltd.	Republic of Korea
Carnival Corporation Ports Group Japan KK	Japan
Carnival Finance, LLC	Delaware
Carnival Grand Bahama Investments Limited	Bahamas
Carnival Investments Limited	Bahamas
Carnival Japan, Inc.	Japan
Carnival License Holdings Limited	Bahamas
Carnival Maritime GmbH	Germany
Carnival Port Holdings Limited	United Kingdom
Carnival Support Services India Private Limited	India
Carnival Technical Services (UK) Limited	United Kingdom
Carnival Technical Services Finland Limited	Finland
Carnival Technical Services GmbH	Germany
CC U.S. Ventures, Inc.	Delaware
CCL NB 6371 Limited	Bermuda
CCL NB 6372 Limited	Bermuda
CCL NB 6373 Limited	Bermuda
Costa Crociere S.p.A.	Italy
Costa Cruceros S.A.	Argentina
Costa Cruise Lines Inc.	Florida
Costa Cruises Customer Center S.L.U.	Spain
Costa Cruises Shipping Services (Shanghai) Company Limited	China
Costa Cruises Travel Agency (Shanghai) Co., Ltd.	China
Costa Cruzeiros Agencia Maritima e Turismo Ltda.	Brazil
Costa International B.V.	Netherlands
Costa Kreuzfahrten GmbH	Switzerland

Exhibit 21

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Cozumel Cruise Terminal S.A. de C.V.	Mexico
Cruise Administration Services, Inc.	Philippines
Cruise Ships Catering & Services International N.V.	Curacao
Cruise Terminal Services, S.A. de C.V.	Mexico
Cruiseport Curacao C.V.	Curacao
CSMART Real Estate B.V.	Netherlands
CSMART Real Estate C.V.	Netherlands
D.R. Cruise Port, Ltd.	Bahamas
D.R. Cruise Port II, Ltd.	Bahamas
F.P.M. SAS	French Polynesia
F.P.P. SAS	French Polynesia
Fleet Maritime Services (Bermuda) Limited	Bermuda
Fleet Maritime Services Holdings (Bermuda) Limited	Bermuda
Fleet Maritime Services International Limited	Bermuda
Gibs, Inc.	Delaware
Global Experience Innovators, Inc.	Florida
Global Fine Arts, Inc.	Florida
Global Shipping Service (Shanghai) Co., Ltd.	China
Grand Cruise Shipping Unipessoal LdA	Portugal
Grand Turk Cruise Center Ltd.	Turks & Caicos
GXI, LLC	Delaware
HAL Antillen Limited	Bermuda
HAL Beheer B.V.	Netherlands
HAL Maritime Ltd.	British Virgin Islands
HAL Properties Limited	Bahamas
HAL Services B.V.	Netherlands
Holding Division Iberocruceros SLU	Spain
Holland America Line Inc.	Washington
Holland America Line Limited	Bermuda
Holland America Line - USA Inc.	Delaware
HSE Hamburg School of Entertainment GmbH	Germany
Ibero Cruzeiros Ltda.	Brazil
Iberocruceros SLU	Spain
Information Assistance Corporation.	Bermuda
International Cruise Services, S.A. de C.V.	Mexico
International Leisure Travel Inc.	Panama
International Maritime Recruitment Agency, S.A. de C.V.	Mexico
Italy Cruise Investment S.r.L.	Italy
Milestone N.V.	Curacao
Navitrans S.R.L.	Italy
P&O Princess American Holdings	United Kingdom
P&O Princess Cruises International Limited	United Kingdom
P&O Properties (California), Inc.	California
Piccapietra Finance S.r.l.	Italy

Exhibit 21

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Prestige Cruises N.V.	Curacao
Princess Cays Ltd.	Bahamas
Princess Cruises Corporation Inc.	Panama
Princess Cruise Lines, Ltd.	Bermuda
Princess Cruises and Tours, Inc.	Delaware
Princess U.S. Holdings, Inc.	California
RCT Maintenance & Related Services S.A.	Honduras
RCT Pilots & Related Services, S.A.	Honduras
RCT Security & Related Services S.A.	Honduras
Roatan Cruise Terminal S.A. de C.V.	Honduras
Royal Hyway Tours, Inc.	Alaska
Santa Cruz Terminal, S.L.	Spain
Seabourn Cruise Line Limited	Bermuda
SeaVacations Limited	United Kingdom
SeaVacations UK Limited	United Kingdom
Ship Care (Bahamas) Limited	Bahamas
Sitmar Cruises Inc.	Panama
Spanish Cruise Services N.V.	Curacao
Sunshine Shipping Corporation Ltd.	Bermuda
Sun Princess Limited	Bermuda
Sun Princess II Limited	Bermuda
T&T International, Inc.	Texas
Tour Alaska, LLC	Delaware
Transnational Services Corporation.	Panama
Trident Insurance Company Ltd.	Bermuda
Westmark Hotels of Canada, Ltd.	Canada
Westmark Hotels, Inc.	Alaska